UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 6, 2018

PQ Group Holdings Inc.

Delaware	001-38221	81-3406833
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Lindenwood Drive Valleybrooke Corporate Center Malvern, Pennsylvania		19355
(Address of principal executive offices)		(Zip Code)

(610) 651-4400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 9, 2018, PQ Group Holdings Inc. (the “Company”) announced that James F. Gentilcore will transition from his position as Chief Executive Officer of the Company to Executive Chairman of the Company, effective August 9, 2018. In his role as Executive Chairman, Mr. Gentilcore will remain a full-time, executive employee of the Company. On August 6, 2018, the Company’s Board of Directors (the “Board”) approved the appointment of Belgacem Chariag as the Chief Executive Officer of the Company and his election to the Board as a Class I director, both effective August 9, 2018.

On August 9, 2018, PQ Corporation (“PQ”), a wholly owned subsidiary of the Company, entered into a transition letter agreement with Mr. Gentilcore (the “Transition Agreement”) setting forth the terms of his service as Executive Chairman. Under the Transition Agreement, Mr. Gentilcore will serve as Executive Chairman through December 31, 2018. In this position, he will continue to receive the compensation and benefits he received as Chief Executive Officer of the Company. Following the termination of his service as Executive Chairman, he will be eligible to receive the severance benefits set forth in his existing severance agreement with PQ, dated as of August 31, 2017. It is anticipated that Mr. Gentilcore will continue to provide services to the Company following his employment termination and, if he is providing services through February 2019, he will remain eligible to receive a grant of equity awards consistent with equity awards made to senior executive officers of the Company. The foregoing description of the Transition Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Transition Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.1 of this Current Report on Form 8-K.

Mr. Chariag, age 55, joins the Company following his career at Baker Hughes Incorporated (now Baker Hughes, a GE Company), a global supplier of oilfield services, equipment and chemicals, where he served as President, Global Operations from May 2016 to January 2018, Chief Integration Officer from December 2014 to May 2016, President, Global Products and Services from October 2013 to December 2014 and President, Eastern Hemisphere Operations from 2009 to 2013. Mr. Chariag was elected to serve as a member of the Board due to his extensive management and leadership experience.

In his position as Chief Executive Officer, Mr. Chariag will receive a base salary of $880,000 and a target annual bonus equal to 100% of base salary. On August 9, 2018, the Board granted Mr. Chariag sign-on equity grants in the form of an option to purchase shares of common stock of the Company and restricted stock units, each having a grant date value of approximately $1,320,000, under the Company’s 2017 Omnibus Incentive Plan. These awards will vest in two equal installments on each of the first two anniversaries of the date of grant, subject to Mr. Chariag’s continued employment. Also on this date, PQ entered into a severance agreement with Mr. Chariag (the “Severance Agreement”). Pursuant to the terms of the Severance Agreement, in the event of a termination of Mr. Chariag’s employment by PQ without “cause” or a resignation by Mr. Chariag for “good reason” (each, as defined in the agreement and referred to as a “Qualifying Termination”), in either case prior to a qualifying change in control, he is eligible to receive as severance: (i) 24 months’ salary continuation, (ii) a pro-rated annual bonus for the year in which termination occurs, (iii) a cash payment equal to two times his target annual bonus and (iv) continued health plan coverage, with the employer portion of premiums paid by PQ for up to 24 months. In the event of a Qualifying Termination within one year following a qualifying change in control, Mr. Chariag is eligible to receive the severance benefits described in the immediately preceding sentence, as well as (y) an additional amount equal to Mr. Chariag’s annual base salary and (z) an additional amount equal to Mr. Chariag’s target annual bonus, each payable in a lump sum at the end of the 24-month severance period. Mr. Chariag is subject to customary restrictive covenants, including a covenant not to compete with, or to solicit customers or employees of, the Corporation during and for two years following his employment. The foregoing description of the Severance Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Severance Agreement, which is incorporated into this Item 5.02 by reference to Exhibit 10.2 of this Current Report on Form 8-K.

Mr. Chariag and the Company have also entered into an indemnification agreement on the same terms as the Company has previously entered into with its other executive officers, a form of which has been previously filed as Exhibit 10.9 to the Company’s Registration Statement on Form S-1 (No. 333-218650), as amended, filed with the Securities and Exchange Commission on June 9, 2017.

Item 7.01.	Regulation FD Disclosure.

On August 9, 2018, the Company issued a press release announcing the foregoing executive leadership changes. A copy of the press release is attached hereto as Exhibit 99.1 The information contained in this Item and in Exhibit 99.1 is being furnished and shall not be deemed “filed” for any purpose, and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Transition Agreement, dated August 9, 2018, between PQ Corporation and James F. Gentilcore

10.2	Severance Agreement, dated August 9, 2018, between PQ Corporation and Belgacem Chariag

99.1	Press Release issued by PQ Group Holdings Inc. dated August 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PQ GROUP HOLDINGS INC.

Dated: August 9, 2018	By:	/s/ Joseph S. Koscinski
Joseph S. Koscinski
Secretary, Vice President and General Counsel